UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012 (February 21, 2012)

MERCHANTS & MARINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Mississippi	000-53198	26-2498567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3118 Pascagoula Street, Pascagoula, Mississippi 39567

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (228) 762-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 21, 2012, Merchants & Marine Bancorp, Inc., a Mississippi corporation (the “Company”), dismissed the Company’s independent registered public accounting firm, Wolfe, McDuff & Oppie, P.A. (“Wolfe, McDuff & Oppie”). The decision to dismiss Wolfe, McDuff & Oppie was recommended by the Company’s audit committee and approved by the Company’s board of directors.

Wolfe, McDuff & Oppie’s reports on the Company’s financial statements as of and for the years ended December 31, 2011 and December 31, 2010 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2011 and 2010 and through the date of this Form 8-K, there were no disagreements between the Company and Wolfe, McDuff & Oppie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Wolfe, McDuff & Oppie, would have caused Wolfe, McDuff & Oppie to make reference to the matter in connection with its report.

Wolfe, McDuff & Oppie has not advised the Company of any of the matters described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

The Company has requested Wolfe, McDuff & Oppie to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Wolfe, McDuff & Oppie agrees with the above statements. A copy of Wolfe, McDuff & Oppie’s letter, dated March 20, 2012, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

16.1	Letter of Wolfe, McDuff & Oppie

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS & MARINE BANCORP, INC.

Date: March 20, 2012	By:	/s/ Royce Cumbest
Royce Cumbest
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Wolfe, McDuff & Oppie